Exhibit 99.1

SECURITY FEDERAL CORPORATION
ANNOUNCES ELIMINATION OF MANDATORILY REDEEMABLE SHARES
AND INCREASE IN CAPITAL

Aiken, SC – April 13, 2011 - Security Federal Corporation (OTCBB:SFDL) (“Company”), the holding company for Security Federal Bank, today announced that it had eliminated the mandatorily redeemable shares of the Company’s common stock as a result of an investor’s purchase of these shares in a private transaction that occurred on April 11, 2011.  In connection with the purchase of these shares, the redemption feature was eliminated.  As a result, the Company no longer has the liability related to these shares on its balance sheet and the Company’s capital increased by $1.5 million.

About the Company Security Federal Bank has 13 full service branch locations in Aiken, Clearwater, Graniteville, Langley, Lexington, North Augusta, Wagener, Columbia and West Columbia, South Carolina and Evans, Georgia. A full range of financial services, including trust and investments, are provided by the Bank and insurance services are provided by the Bank’s wholly-owned subsidiary, Security Federal Insurance, Inc.

Forward-looking statements:
Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the safe harbors of the PSLRA. Any such forward-looking statements are subject to various risks and uncertainties and are therefore qualified by Security Federal Corporation’s cautionary statements contained in its filings with the Securities and Exchange Commission, including, but not limited to Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.   Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.  The Company undertakes no responsibility to update or revise any forward-looking statements.

For additional information contact Roy G. Lindburg, Chief Financial Officer, at (803) 641-3000.